Exhibit 10.38

AMENDMENT

This AMENDMENT #2 (this “Amendment 2”), dated as of March 31, 2006, but  effective as of August 25, 2005 (“Amendment Effective Date”), is entered into by and between IWT TESORO CORPORATION, a Nevada corporation (the “Company”), INTERNATIONAL WHOLESALE TILE INC., a Florida corporation (“Tile” and, together with the Company, the “Credit Parties” and, each a “Credit Party”) and LAURUS MASTER FUND, LTD., a Cayman Islands company (“Laurus”), for the purpose of amending the terms of (i) the Security Agreement, dated as of August 25, 2005, by and between the Credit Parties and Laurus (as amended, modified or supplemented from time to time, the “Security Agreement”) and (ii) the Convertible Minimum Borrowing Note by and between the Company and Credit Parties, dated as of August 25, 2005 (as amended, modified or supplemented from time to time, the ”Minimum Note” and, together with the Security Agreement and the other Ancillary Documents referred to in the Security Agreement, the ”Loan Documents”). Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Security Agreement.

A.            The Credit Parties and Laurus agree to amend the Minimum Note in order to accurately reflect the intent of the parties.

NOW, THEREFORE, in consideration of the above, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.             Sections 3.6 (c) Share Issuances and 3.6(d) Computation of Consideration of the Minimum Note shall be deleted in their entirety and shall have no further forth or effect.

2.             The Company understands that the Company has an affirmative obligation to make prompt public disclosure of material agreements and material amendments to such agreements. The Company hereby agrees that Laurus shall not be in violation of any duty to the Company or its shareholders, nor shall Laurus be deemed to be misappropriating any information of the Company, if Laurus sells shares of common stock of the Company, or otherwise engages in transactions with respect to securities of the Company, while in possession of the information contained in this Amendment.

3.             Each Credit Party hereby represents and warrants to Laurus that (i) no Event of Default exists on the date hereof, (ii) on the date hereof, all representations, warranties and covenants made by the Company in connection with the Loan Documents are true, correct and complete and (iii) on the date hereof, all of the Company’s and its Subsidiaries’ covenant requirements have been met.

4.             From and after the Amendment Effective Date, all references in the Loan Documents and in the other Related Agreements to the Minimum Note shall be deemed to reference to the Minimum Note, as the case may be, as modified hereby.

5.             This Amendment shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and their respective successors and permitted assigns. THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.

IN WITNESS WHEREOF, each Credit Party and Laurus have caused this Amendment to the Loan Documents to be signed in its name as of this      day of             , 2006, but shall be effective as of the Amendment Effective Date..

IWT TESORO CORPORATION

By:________________________________

     Henry J. Boucher, Jr., President and CEO

INTERNATIONAL WHOLESALE TILE, INC.

By:________________________________

     Paul F. Boucher, President

LAURUS MASTER FUND, LTD.

By:______________________________

Name:

Title: